RATIFICATION OF PURCHASE AND SALE AGREEMENT

THIS RATIFICATION OF PURCHASE AND SALE AGREEMENT ("*Ratification*") is entered into by and between Rockies Standard Oil Company, LLC, a Delaware limited liability company ("*RSOC*"), and Fortem Resources Inc., a Nevada corporation ("*FORTEM*") and is effective as of March 1, 2017. RSOC and FORTEM may be referred to herein, each individually, as a "*Party*" and, collectively, as the "*Parties*."

WHEREAS, RSOC is party to that certain Purchase and Sale Agreement by and between ROLLING and RSOC dated effective March 1, 2017 (the "*PSA*"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the PSA;

WHEREAS, the Parties entered into that certain First Amendment to Purchase and Sale Agreement dated effective as of March 1, 2017 ("*First Amendment*") for the purpose of modifying Section 2.1, Section 4.6 and Section 6.6 of the PSA;

WHEREAS, RSOC and ROLLING entered into that certain Second Amendment to Purchase and Sale Agreement dated effective as of March 1, 2017 ("*Second Amendment*") for the purpose of modifying Section 3.1, Section 3.2, Section 3.4 and Section 6.5 of the PSA (the PSA as modified by the First Amendment and the Second Amendment may hereinafter be referred to as the "*Agreement*");

WHEREAS, the Parties desire that Fortem adopt, ratify, and confirm said Agreement to guarantee ROLLING's performance of ROLLING's duties, promises, obligations, covenants, and agreements under the Agreement as set forth below; and

WHEREAS, the Parties desire that RSOC represents and warrants to Fortem and acknowledges and agrees to the terms and conditions set out in the United States Accredited Investor Questionnaire attached as Schedule A to the Second Amendment;

NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, and promises contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, RSOC and FORTEM do hereby contract, stipulate, consent, and agree as follows:

1. Fortem does hereby ratify, adopt, approve, and confirm said Agreement in all of its terms and provisions, and does hereby covenant, and guarantee the performance of ROLLING of ROLLING's duties, promises, obligations, covenants, and agreements under the Agreement and Fortem does agree and declare that the Agreement in all of its terms and provisions is binding on Fortem to the same extent it is binding on ROLLING and is a valid and subsisting agreement.

2. RSOC does hereby reconfirm the representations, warranties, terms and conditions as set out in the Questionnaire to and in favor of Fortem, and acknowledges and agrees that Fortem is relying on such representations, warranties, terms and conditions in order to allot and issue the

Stock Consideration (as defined in the Second Amendment) to RSOC in accordance with applicable securities laws.

3. Any and all assignments of Assets under the Agreement shall be made to ROLLING, and not to Fortem.

4. This Ratification may be executed by facsimile or other means of electronic communication capable of producing a printed copy and by counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

5. This Ratification has been duly executed on behalf of the parties hereto effective as of the date first written above.

IN WITNESS WHEREOF, this Ratification is executed, agreed to, and accepted by the Parties as of the Effective Date.

RSOC:
ROCKIES STANDARD OIL COMPANY, LLC
By: **PetroFuego, LLC,** as manager of Rockies Standard Oil Company, LLC

By:____________________
Name: Kimball E Hodges
Title: Manager of PetroFuego, LLC

FORTEM:
Fortem Resources Inc.

By: ____________________
Name: Marc Bruner
Title: CEO